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                                                                  EXHIBIT 4.3

                            ACME METALS INCORPORATED
                          1994 STOCK INCENTIVE PROGRAM


1.   PURPOSE

     The purpose of the Acme Metals Incorporated 1994 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as officers and employees of Acme Metals Incorporated and its subsidiaries (the "Company") and to furnish incentives to such persons to increase profits by providing such persons opportunities to acquire shares of the Company's common stock, $1 par value ("Common Stock"), or to receive monetary payments, or both, on advantageous terms as herein provided.

2.   DEFINITIONS

     As used in the Program,

     (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 8 of the Program.

     (b) The term "Disinterested Persons" means persons who are "disinterested persons" as that term is defined in Rule 16b-3, under Section 16 of the Securities Exchange Act of 1934, as amended; and/or, as "outside directors" under Section 162(m) of the Code and Regulations promulgated thereunder.

     (c) The term "Board" means those members of the Board of Directors of the Company who are Disinterested Persons.

     (d) The term "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (e) The term "Committee" means the Compensation Committee of the Board, or any successor thereof, consisting of at least three persons, all of whom are directors of the Company and all of whom are Disinterested Persons selected by the Board to administer the Program and serving at the pleasure of the Board.

     (f) The term "Date of Grant" means that date specified by the Committee on which a grant of a Stock Option or Appreciation Right or a grant of a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

     (g) "Employee" shall mean any person, including an officer, who is employed by the Company on a full-time basis and is compensated for such employment by a regular salary.

     (h) With respect to the grant of Stock Options and Appreciation Rights, "Market Value per Share" means as to each share the average of the high and low prices of the Common Stock on that date (or, if there are no sales on that date, on the last preceding date on which there was a reported sale) on the NASDAQ Over-the-Counter Markets, National Market Issues, or The New York Stock Exchange Composite Transactions, as reported in THE WALL STREET JOURNAL (corrected for reporting errors), whichever is applicable upon such date.

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     (i)  The term "Participant" means an Employee to whom a Benefit has been granted or awarded.

     (j) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

     (k) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 7 of the Program.

     (l) The term "Spread" means the excess of the Market Value Per Share of Common Stock on the date when an Appreciation Right is exercised or deemed to be exercised over the option price provided for in the related Option Right.

     (m) The term "Stock Award" means an award of shares of Common Stock (and accompanying cash award, if any) granted pursuant to Paragraph 9 of the Program as to which any condition imposed thereon has not been fulfilled or any limitation or restriction imposed thereon has not lapsed.

     (n) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

     (o) The term "Benefit" means the granting of an Appreciation Right, Option Right, Stock Option, Stock Award, Restricted Stock or other opportunities to acquire shares of Common Stock, or to receive monetary payments, or both, on advantageous terms under the Program.

     (p) The term "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting securities of which is owned or controlled, directly or indirectly, by the Company.

     (q) The term "Restricted Stock" means an award of shares of Common Stock granted pursuant to Paragraph 10 of the Program.

     (r)  The term "Year" means the fiscal year of the Company.


3.   ADMINISTRATION

     The Program shall be administered by the Committee; and the actions of the Committee taken pursuant to the Program shall be subject to ratification by the Board. No director eligible to receive Benefits shall vote upon the granting of Benefits to himself.

     The maximum number of Stock Options and/or Appreciation Rights which may be awarded to any individual Participant in any three (3) year period during the term of the Program, shall not exceed 75,000 options and/or rights.


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4.   PARTICIPANTS

     Participants in the Program consist of such officers or key employees of the Company as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a Participant in any year shall not require the Committee to designate such persons to receive a Benefit in any other year, or, if so designated, to receive the same type or amount of Benefit as in any other year, or as may be received by any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of Participants to the profitability and development of the Company; (iv) the adequacy of the other compensation of Participants.

5.   TYPE OF BENEFITS

     Benefits under the Program may be granted in any one or a combination of
     (a) Stock Options, (b) Appreciation Rights, (c) Stock Awards and (d) Restricted Stock, all as described below at Paragraphs 6-10 hereof.

6.   SHARES RESERVED UNDER THE PROGRAM

     There is hereby reserved for issuance under the Program an aggregate of 550,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such shares may be shares of original issuance or treasury shares or a combination thereof. The number of shares issued hereunder as Stock Awards or Restricted Stock shall not exceed 150,000, subject to adjustment in accordance with any adjustment pursuant to Paragraph 16 hereof. If there is a lapse, expiration, termination or cancellation of any Stock Option (otherwise than upon the exercise of an Appreciation Right) or Appreciation Right prior to the exercise thereof, or if shares are issued as a Stock Award or Restricted Stock and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, (other than in connection with the satisfaction of a withholding obligation), such shares may again be used for new Benefits authorized under the Program. Shares covered by any Stock Option surrendered upon the exercise of an Appreciation Right shall not be available for the granting of further Benefits.

7.   STOCK OPTIONS

     The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains;

     (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant;

     (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Company,
          (ii) by the transfer to the Company of shares of Common Stock having a value at the time of exercise equal to the total option price, or
          (iii) by a combination of such methods of payment;


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     (d)  Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised;

     (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Company which is necessary before a Stock Option or any installment thereof will become exercisable;

     (f) Stock Options granted under the Program may be either (i) options which are incentive stock options ("ISOs") under Section 422 of the Code; (ii) options which do not qualify as incentive stock options under Section 422 of the Code ("nonstatutory options"); or (iii) a combination of ISOs and nonstatutory options;

     (g) No Stock Option shall be exercisable more than ten years from the Date of Grant;

     (h) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with the Program and the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, as the Committee may approve;

     (i) In addition to any requirement set forth in the Code to assure that ISOs qualify as incentive stock options under Section 422, ISOs granted hereunder shall be subject to the following terms and conditions;

          (1) If an Optionee owns more than 10% of the total combined voting power of all classes of outstanding shares of stock of the Company or any of its subsidiaries or parent Companies (within the meaning of Section 424(e) and 424(f) of the Code), then an ISO granted under the Program to such Optionee shall, by its terms, fix the exercise price to be at least 110% of the Market Value Per Share on the Date of Grant of the ISO and such ISO shall terminate (become non-exercisable) upon the expiration of five years from the Date of Grant of such ISO;

          (2) With respect to each Optionee, a grant will not qualify as an ISO to the extent, as a result of such grant, the aggregate fair market value of the Common Stock (determined on the Date of Grant of each ISO) subject to one or more ISOs first exercisable in any calendar year shall exceed $100,000.

8.   APPRECIATION RIGHTS

     The Committee may authorize the grant of Appreciation Rights in connection with any nonstatutory option granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations and shall be subject to all of the limitations contained in the following provisions:

     (a) Any grant may (i) when granted specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, or (ii) may either grant to the Optionee or retain in the Committee the right to elect among those alternatives subsequent to the Date of Grant;


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     (b)  Any grant may specify that the amount payable on exercise of an
          Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value Per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant;

     (c) Appreciation Rights may be exercised from time to time commencing on the third business day following the release for publication, in at least one of the ways specified in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day thereafter. Notwithstanding the foregoing, no Appreciation Right may be exercised during the first six months of its term, except that this limitation shall not apply in the event death or disability of the Optionee occurs prior to the expiration of the six-month period. In addition, no Appreciation Right may be exercised except at a time when the related Option Right is exercisable;

     (d) Each grant shall specify that the Committee may from time to time amend, suspend or terminate the Appreciation Rights covered thereby (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of the Program) and shall not increase the amount of such grant;

     (e) In the event the grant of an Appreciation Right grants to the Optionee the right to elect to receive cash in whole or in part in settlement of the Appreciation Right, the Committee shall retain sole discretion to approve such election, which approval or disapproval may be given at any time after the Optionee's election to which it relates;

     (f) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by an officer and delivered to the Optionee, which notification shall describe such Appreciation Right, identifying the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

9.   STOCK AWARDS

     The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the Participant to receive from the Company a number of shares of Common Stock of the Company specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations contained in the following provisions:

     (a) Each such grant shall specify the number of shares of Common Stock to which it relates;

     (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters and shall be subject to forfeiture or lapse in such circumstances as the Committee may prescribe;

     (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the Participant;


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     (d)  Any such grant may be accompanied by a cash award payable at such times and in such amount (not exceeding 100% of the compensation income recognized by the participant by reason of such grant for federal, state and local income tax purposes) as the Committee by determine;

     (e) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award (and accompanying cash award, if any) covered thereby, provided that, in the case of an amendment, the amended Stock Award (and accompanying cash award, if any) shall conform to the provisions of the Program;

     (f) Each grant of Stock Awards (and accompanying cash awards, if any) shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Participant, which notification shall describe the Stock Award (and accompanying cash award, if any), state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve:

     (g) For purposes of determining the value of any Stock Awards granted hereunder, the value of such Stock Awards shall be based on the average of the high and low prices on the date or dates on which the Common Stock is delivered to the Participants pursuant to the terms of their respective agreements relating to the Stock Awards or, if there are no sales on that date, the last preceding date on which there was a reported sale on the NASDAQ Over-the-Counter Markets, National Market Issues, or The New York Stock Exchange Composite Transactions, as reported in THE WALL STREET JOURNAL (corrected for reporting errors), whichever is applicable upon such date.

10.  RESTRICTED STOCK PURCHASE PLAN

     The Committee is authorized to adopt a Restricted Stock Purchase Plan (the "Plan") providing for the transfer of shares of Common Stock to officers and other key employees of the Company at prices below the then current fair market value of such shares in consideration for their services to the Company and on terms and conditions which subject the Participant's interests in such shares to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Shares transferred pursuant to such restricted stock purchase plan shall be subject to such other restrictions, limitations and conditions as may be required by said Plan or as the Committee believes to be appropriate, including, without limitation, restrictions on the sale or other disposition of such Common Stock and rights of the Company to reacquire such Common Stock upon termination of the Participant's employment within specified periods.

11.  LIMITATION ON TRANSFERABILITY

     No Stock Option, Appreciation Right or share of Common Stock subject to forfeiture or other restriction of the kind described in Paragraph 9(b) or in any Restricted Stock Purchase Plan adopted hereafter shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the Participant to whom such Benefit has been granted only by the Participant or by the Participant's guardian or legal representative, and after such Participant's death shall be exercisable only by the Participant's legal representative.


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12.  OTHER PROVISIONS

     The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other Participant) as the Committee determines appropriate, including, without limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Program.

13.  MANNER OF ACTION BY THE COMPANY

     The Secretary of the Company (or such other officer as the Chief Executive Officer of the Company may from time to time designate) shall supervise the maintenance of records for all Participants in the Program. Any determination of such officer, if approved by the Board, shall be binding and conclusive for all purposes.

14.  WITHHOLDING OF TAXES

     The Company shall deduct from any payment, or otherwise collect from the Participant, any taxes required to be withheld by federal, state or local governments in connection with any Benefit. The Participant may elect, subject to approval by the Committee, to have shares withheld by the Company in satisfaction of such taxes. With respect to Participants subject to Section 16(b) of the Securities Exchange Act of 1934, an election to have shares withheld must be irrevocably made at least six months prior to the date that such taxes are determined with respect to any such Benefit or be made or become effective during any ten-day period beginning on the third business day after and ending on the twelfth business day after a release for publication, in at least one of the manners specified in Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, of quarterly or annual sales and earnings of the Company, if such period coincides with or is prior to the time that such taxes are determined; provided, however, that no such election may be made with respect to withholding occurring within six months of the Date of Grant of the relevant Benefit. The number of shares to be withheld shall be calculated by reference to the Market Value per share of the Common Stock determined in accordance with Paragraph 2(g) on the date that such taxes are determined. The Company shall give the person entitled to receive a Benefit notice of the withholding obligation attributable to any amount payable or shares deliverable under the Program as far in advance as reasonably practicable, and the Company may defer making payment of delivery if any such tax may be pending unless and until indemnified to its satisfaction.

15.  TENURE

     A Participant's right, if any, to continue to serve the Company as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a Participant.

16.  ADJUSTMENT PROVISIONS

     (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends, stock splits or stock combinations), the total number of shares reserved for issuance under the Program and the number of shares covered by each outstanding Benefit shall be adjusted so that


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          the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

     (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

17.  AMENDMENT AND TERMINATION OF BENEFITS AND THE PROGRAM

     (a) The Committee may terminate the Program at any time and may amend the Program at any time or from time to time without obtaining any approval from the Company's stockholders; except that the Program may not be amended without the approval of the Company's stockholders to
          (i) materially increase the aggregate number of shares issuable under the Program (excepting adjustments pursuant to Section 16 hereof);
          (ii) change the class of individuals eligible to receive Benefits; or
          (iii) materially increase the Benefits accruing to Participants under the Program. No benefit shall be granted pursuant to the Program more than 10 years after the date of ratification and approval of the Program by the stockholders of the Company.

     (b) The Committee may, with concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Program. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

     (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Company of a Participant who holds a Stock Option or Appreciation Right not immediately exercisable in full, or any Stock Award or Restricted Stock as to which any condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option or Appreciation Right may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

18.  EFFECTIVE DATE

     The Program shall, subject to prior approval of the stockholders of the Company, become effective on April 28, 1994.


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